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                                                                   EXHIBIT 10.40


                   AMENDMENT OF EMPLOYMENT AGREEMENT BETWEEN
                 GOLDEN STAR RESOURCES LTD. AND DAVID K. FAGIN



THIS AGREEMENT made as of May 1, 1996, amends the Employment Agreement made as of May 15, 1992 (the "Employment Agreement") between Golden Star Resources Ltd., a Canadian corporation with offices at 1700 Lincoln Street (Suite 1950), Denver, Colorado (the "Company") and David K. Fagin (the "Employee") under which the Employee is employed as Chairman of the Board of Directors and Chief Executive Officer of the Company for a term ending December 31, 1997.

On the terms set forth below and as contemplated by subsection 1.4 of the Employment Agreement, the Company and the Employee have mutually agreed that the Employee's service as Chief Executive Officer of the Company under the Employment Agreement will terminate as of May 1, 1996 and that the Employee will continue thereafter to serve in a non-executive capacity as an employee of the company and Chairman of the Board of Directors of the Company for the remainder of the term of the Employment Agreement without any change in provisions for compensation or benefits or any other term of employment, the Employee's employment being construed as continuing under the Employment Agreement as amended by this Agreement. Because of the difficulty of establishing objective standards for Employee's new role under the Employment Agreement as amended, the Company and the Employee agree that the Employee's annual performance bonus pursuant to subsection 4.2 of the Employment Agreement shall be not less than US$40,000, which is the amount that has been paid in the past years under the Employment Agreement. It is also hereby understood that the termination of the Employee's service as Chief Executive Officer shall not constitute termination for purposes of Article 6 of the Employment Agreement; provided, however, that termination by either party of the Employee's service as an employee (other than Chief Executive Officer) and/or as Chairman of the Board of Directors of the Company shall be subject to the provisions of section 6 of the Employment Agreement.

The Company will continue to provide Employee with an appropriate executive office, properly equipped and maintained and with a full-time secretary, all at the Company's cost and expense.

IN WITNESS WHEREOF, the Company and the Employee have executed his Agreement as of the date set forth above.

                                        GOLDEN STAR RESOURCES LTD.

                                        BY: /s/ Louis O. Peloquin
                                            ---------------------------
                                        Name:
                                        Title:

                                            /s/ David K. Fagin
                                            ---------------------------
                                            David K. Fagin